UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2011

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders (the “Annual Meeting”) of IDEXX Laboratories, Inc. (the “Company”) was held on May 4, 2011.

(b)
The Company’s stockholders elected each of the Company’s two nominees for Class II director; approved the nonbinding advisory resolution on the Company’s executive compensation programs; approved, by nonbinding advisory vote, holding future advisory votes once every year; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Proposal 1:	Election of Directors

Nominees	Votes For	Votes Withheld	Broker Nonvotes
Thomas Craig	47,314,058	414,710	0
Rebecca M. Henderson, PhD	47,600,030	128,738	0

Proposal 2:	Advisory Vote on Executive Compensation

For	44,017,531
Against	1,144,812
Abstain	2,566,425
Broker Nonvotes	6,347,968

Proposal 3:	Advisory Vote on the Frequency of Advisory Vote on Executive Compensation

One Year	42,273,177
Two Years	275,226
Three Years	2,684,878
Abstain	2,536,985
Broker Nonvotes	6,306,470

Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm

For	53,794,082
Against	193,561
Abstain	47,594
Broker Nonvotes	41,499

(d)
With respect to Proposal 3 above, the option to hold future advisory votes once every year received a majority of the votes cast at the Annual Meeting.  Based on this result, the Company’s Board of Directors intends to hold an advisory vote on the Company’s executive compensation programs once every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which will occur no later than our 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: May 5, 2011	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President, General Counsel
and Secretary